Exhibit 99.1

DRI Corporation Subsidiaries to Showcase Leading-Edge Transit Communications Products During APTA EXPO 2008

Transit Exhibition Slated Oct. 6-8 in San Diego, Calif.

DALLAS--(BUSINESS WIRE)--DRI Corporation (DRI) (NASDAQ: TBUS), a digital communications technology leader in the domestic and international surface transportation and transit security markets, announced today that the Company’s subsidiaries will display leading-edge transit communications products during the American Public Transportation Association (APTA) EXPO 2008, an international transit industry event slated Oct. 6-8 at the San Diego Convention Center in California.

David L. Turney, the Company’s Chairman, President, and Chief Executive Officer, said: “We plan to display the product and service offerings of our subsidiaries -- TwinVision na, Inc., Digital Recorders, Inc., and Mobitec Group -- throughout the three-day event in exhibit booth #1033. Held once every three years in conjunction with APTA’s Annual Meeting, the event is the public transportation industry’s premier showcase of technology, products, and services.”

TwinVision® and Mobitec® electronic destination sign systems and Digital Recorders® intelligent transportation systems are among the Company’s products that will be exhibited during EXPO 2008.

Sponsored by APTA, this year’s event is expected to attract more than 15,000 transportation industry members from around the world. The event is not open to the general public.

SILVER JUBILEE CELEBRATION CONTINUES

During EXPO 2008, DRI management and staff will continue their “Silver Jubilee” celebration in recognition of the Company’s 25-year history of serving the public transit industry.

“During the last quarter of a century, we have fulfilled our customer commitments and we have built a strong foundation for growth through our ingenuity, dedication, and perseverance. Our successes have been possible because we listened to our customers as we developed innovative technologies, products, and services – and we intend to continue listening well into the future. We believe that we have made a positive difference for public transportation during the last 25 years,” Mr. Turney said.

ABOUT DIGITAL RECORDERS, INC.

Established in 1983, the Company’s DR subsidiary develops and manufactures intelligent transportation products for the transit industry. Products include: Digital Recorders® computer-aided dispatch/automatic vehicle location systems; Digital Recorders® automatic vehicle monitoring systems; Talking Bus® automatic voice announcement systems; Digital Recorders® vandal-resistant, hands-free driver microphones; VacTell™ video actionable intelligence systems, and more. For more information, visit www.digitalrecorders.com.

ABOUT TWINVISION NA, INC.

Established in 1996, TwinVision na, Inc. designs, manufactures, sells, and services TwinVision® electronic destination sign systems used on public transit vehicles. With leading edge technology, the subsidiary was the first established U.S. supplier to bring amber- and multi-colored, solid-state displays to the U.S. market, innovatively replacing the decades’ old flip-dot, bulb, and ballast technology. For more information, go to www.twinvisionsigns.com.

ABOUT MOBITEC GROUP

A premier global supplier of electronic destination sign systems, the Company’s Mobitec Group is highly respected for its products, technology, service, and quality. Mobitec Group is based in Herrljunga, Sweden. It also operates business units in Australia and Germany, as well as joint ventures in Brazil and India. For more information, visit www.mobitec.eu.

ABOUT THE COMPANY

DRI Corporation is a digital communications technology leader in the domestic and international public transportation and transit security markets. Our products include: TwinVision® and Mobitec® electronic destination sign systems, Talking Bus® voice announcement systems, Digital Recorders® Internet-based passenger information and automatic vehicle location/monitoring systems, and VacTell™ video actionable intelligence systems. Our products help increase the mobility, flow, safety, and security of people who rely upon transportation infrastructure around the globe. Using proprietary hardware and software applications, our products provide easy-to-understand, real-time information that assists users and operators of transit bus and rail vehicles in locating, identifying, boarding, tracking, scheduling, and managing those vehicles. Our products also aid transit vehicle operators in their quest to increase ridership and reduce fuel consumption, as well as to identify and mitigate security risks on transit vehicles. Positioned not only to serve and address mobility, energy conservation, and environmental concerns, our products also serve the growing U.S. Homeland Security market. For more information about the Company and its operations worldwide, go to www.digrec.com.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements concerning the Company’s expectations of participating in EXPO 2008, as well as any statement, express or implied, concerning future events or expectations or which use words such as “expect,” “fully expect,” “expected,” “appears,” “believe,” “plan,” “anticipate,” “would,” “goal,” “potential,” “potentially,” “range,” “pursuit,” “run rate,” “stronger,” “preliminarily,” “forecast,” etc., is a forward-looking statement. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties that the timing or amount of future revenues, expectations of profitability, and expected business and revenue growth trends may not prove accurate over time; as well as other risks and uncertainties set forth in our Annual Report on Form 10-K filed March 31, 2008, and as updated in our Quarterly Report on Form 10-Q filed Aug. 14, 2008, particularly those identified in Risk Factors Affecting Our Business. There can be no assurance that any expectation, express or implied, in a forward-looking statement will prove correct or that the contemplated event or result will occur as anticipated.

CONTACT:
Veronica B. Marks
Manager, Corporate Communications
DRI Corporation
Phone: (214) 378-4776
Fax: (214) 378-8437
E-mail: ir@digrec.com
or
David C. Calusdian
Executive Vice President and Partner
Sharon Merrill Associates, Inc.
Phone: (617) 542-5300
Fax: (617) 423-7272
E-mail: tbus@investorrelations.com